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                                                                    Exhibit 23.1

The Board of Directors
Agro Bancorp, Inc.:

We consent to the use of our report dated March 24, 1998 included herein and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG Peat Marwick L.L.P.
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    KPMG Peat Marwick L.L.P.


Chicago, Illinois
July 17, 1998